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                                                                    EXHIBIT 10-G

                          SUPPLEMENTAL RETIREMENT PLAN
                           AMENDED DECEMBER 15, 1994



                     SECTION 1.  ESTABLISHMENT AND PURPOSE

  1.1 ESTABLISHMENT OF THE PLAN. Cotter & Company (the "Company") has heretofore established an unfunded supplemental retirement plan, which is known as the "COTTER & COMPANY SUPPLEMENTAL RETIREMENT PLAN" (the "Plan"). This Amendment restates and changes certain provisions of the Plan.

  1.2 PURPOSE. The purpose of this Plan is to supplement the benefits from the Company's Qualified Retirement Plan for selected executives of the Company and its subsidiaries.

                            SECTION 2.  DEFINITIONS

  2.1 DEFINITIONS. Whenever used in this Plan, it is intended that the following terms have the meanings set forth below:

          (A) "ACTUARIAL EQUIVALENT" means the term as defined in the Qualified Retirement Plan.

          (B) "ADMINISTRATOR" means an individual or committee appointed by the Chief Executive Officer and so identified to Participants.

          (C)    "COMPANY" means Cotter & Company, a Delaware corporation.

          (D)    "BOARD" means the Board of Directors of the Company.

          (E) "CHIEF EXECUTIVE OFFICER" means the Chief Executive Officer of the Company.

          (F) "FINAL AVERAGE MONTHLY COMPENSATION" means the highest monthly average of the sum of Participant's base salary, and any bonus earned (including any reduction therein related to a Participant-elected deferral of such base salary, or bonus, to a later payment date, but excluding the payment of any such deferred base salary or bonus in the year received) for five
                 (5) consecutive calendar years in the ten (10) calendar years of continuous employment immediately preceding the date on which occurs the earliest of the Participant's retirement, total and permanent disability, or death.

          (G) "NORMAL RETIREMENT DATE" means the date on which a Participant has both attained age 62 and completed at least ten (10) Years of Service.
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          (H)    "OFFICER" means an employee holding one or more of the
                 following positions: President, Vice President, Treasurer, or Secretary.

          (I) "PARTICIPANT" means an Officer or a management employee of the Company or any subsidiary thereof who has been nominated by the Chief Executive Officer and approved for participation in the Plan, as provided in Section 3.1 hereof.

          (J) "PRIMARY SOCIAL SECURITY BENEFIT" means the estimated monthly primary old-age Social Security insurance benefit determined as a straight life annuity, to which the Participant is or would be entitled at his Normal Retirement Date or at his retirement if later, based on the provisions of the Social Security Act in effect on the date of retirement, before any offsets for earned income. For purposes of estimating the Primary Social Security Benefit, it shall be assumed that the Participant has no wages covered by Social Security after retirement or disability.

          (K) "PRIOR EMPLOYMENT (AND FULL-TIME MILITARY SERVICE) RETIREMENT BENEFITS" means any retirement benefits from previous employers of the Participant (including previous full-time U.S. Military Service) funded by other than the Participant's contributions which the Participant has received or will be eligible to receive at any future time. Any such benefits shall be reported to the Administrator in a form satisfactory to the Administrator. The amount of such benefits shall be determined on an actuarially equivalent basis as a life only annuity, payable monthly, commencing at the date of retirement.

          (L) "QUALIFIED RETIREMENT PLAN" means any retirement plan which is maintained by the Company and/or any subsidiary thereof and which is a qualified plan under Section 401(a) of the Internal Revenue Code, excluding the Cotter & Company Employee Savings and Compensation Deferral Plan. The amount of the benefits payable from such Qualified Retirement Plan (including without limitation, any lump sum distribution of such benefits) shall be determined on an actuarially equivalent basis as a life only annuity, payable monthly, commencing at the date of retirement.

                 For purposes of subsection 4.4, the Company's long-term disability plan also will be considered to be a Qualified Retirement Plan.

          (M) "SERVICE" shall have the same meaning in this Plan as "Years of Service" in the Qualified Retirement Plan under which the Participant is covered.
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          (N)    "SURVIVING SPOUSE" means the spouse to whom a deceased
                 Participant has been lawfully married: (1) for a period of at least one year ending on the date of the Participant's death; or, (2) where such death occurs after benefit payments have commenced under the Plan, as of the commencement date of those payments to the Participant.

  2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine term used herein shall include the feminine, and the singular shall include the plural.

                           SECTION 3.  PARTICIPATION

  3.1 SELECTION OF PARTICIPANTS. The Chief Executive Officer, in his discretion, shall select persons to be Participants in the Plan from among those Officers and management employees of the Company and its subsidiaries who are Participants in a Qualified Retirement Plan.

                        SECTION 4.  RETIREMENT BENEFITS

  4.1     NORMAL RETIREMENT BENEFIT.
          (A) ELIGIBILITY. A Participant shall be eligible to receive a normal retirement benefit under the provisions of this Plan upon termination of Service on or after his Normal Retirement Date.

          (B) AMOUNT. An amount which is equal to three (3) percent of the Participant's Final Average Monthly Compensation, for each Year of Service up to and including twenty (20) years; reduced by: the sum of the monthly amounts that the Participant is eligible to receive from the Qualified Retirement Plan and from his Prior Employment (and Full-Time Military Service) Retirement Benefits and the monthly amount of Primary Social Security Benefit to which the Participant is entitled, whether or not received.

                 For purposes of computing the "monthly amounts" referenced above, the Participant's various benefits shall be determined on the basis of a Participant's life only. If the participant is legally married, this benefit, also determined on the basis of the participant's life only, shall be converted on an actuarially equivalent basis into monthly amounts payable in the form of a fifty (50) percent Joint and Survivor Annuity for the joint lives of the Participant and the Participant's spouse, commencing at the date of retirement. Similar actuarially equivalent conversions will be made if the Participant elects an alternative form of benefit payment provided under Section 6 hereof.
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          (C)    COMMENCEMENT AND DURATION.  Payment of monthly normal
                 retirement benefits provided under this Plan shall commence as of the first day of the calendar month beginning on or after the date the Participant's Service terminates pursuant to this Subsection 4.1 and shall continue to be paid as of the first day of each month for the remainder of the Participant's life, and if such amount is to be paid in the form of a Joint and Survivor Annuity under Subsection 4.1(b), fifty (50) percent of such Participant's reduced monthly amount shall be payable to such Participant's Surviving Spouse for the remainder of such Spouse's life.

  4.2     EARLY RETIREMENT BENEFITS.
          (A) ELIGIBILITY. A Participant shall be eligible to receive an early retirement benefit under the provisions of this Plan upon termination of his Service prior to his Normal Retirement Date but on or after his attaining age fifty-five (55) and completing at least ten (10) Years of Service.

          (B) AMOUNT. Upon termination of the Participant's Service, pursuant to (A) above, the Participant shall be entitled to receive a monthly early retirement benefit. Such benefit shall be computed in the same manner as a normal retirement benefit under Subsection 4.1(B), based on the Participant's Final Average Monthly Compensation and Years of Service as of the date his Service terminates and reduced by three-tenths of one percent for the first 60 months and further reduced by five-tenths of one percent for each additional month (up to a maximum of 24 months) by which the date benefit payments commence prior to his Normal Retirement Date. In no event will the benefit payable under this subsection be less than the benefit determined under this subsection as of December 31, 1993 under the terms of the Plan as then in effect."

          (C) COMMENCEMENT AND DURATION. Payment of monthly early retirement benefits provided under this Plan shall commence as of the first day of the calendar month beginning on or after the date the Participant's Service terminates pursuant to this Subsection 4.2 and shall continue to be paid as of the first day of each month for the remainder of the Participant's life, and if such amount is to be paid in the form of a Joint and Survivor Annuity under Subsection 4.2(b), fifty (50) percent of such Participant's reduced monthly amount shall be payable to such Participant's Surviving Spouse for the remainder of such Spouse's life.
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  4.3     DISABILITY RETIREMENT BENEFIT.
          (A) ELIGIBILITY. A Participant shall be eligible to receive a disability retirement benefit under the provisions of this Plan if a total and permanent physical or mental incapacity deprives the Participant of the ability to perform his duties as an executive of the Company, provided the Participant has completed at least fifteen (15) Years of Service. Determination of a disability shall be at the Chief Executive Officer's sole discretion, based on a review of medical documents and evaluations which he deems appropriate.

          (B) AMOUNT. Upon termination of the Participant's Service pursuant to (A) above, the Participant shall be entitled to receive a monthly disability retirement benefit. Such benefit shall be computed in the same manner as a normal retirement benefit under Subsection 4.1(B), but reduced by the sum of the benefits payable under the Company's long-term disability plan and the benefits payable under subsection 4.4 below.

          (C) COMMENCEMENT AND DURATION. Payment of monthly disability retirement benefits provided under this Plan shall commence as of the first date of the Participant's eligibility to receive benefits as determined in 4.3(a) and shall continue to be paid as of the first day of each month for the remainder of the Participant's life, unless earlier terminated due to the Participant's failure to continue to be eligible for benefits under the terms of this Plan.

  4.4     DISABILITY INCOME BENEFIT.
          (A) ELIGIBILITY. A Participant shall be eligible to receive a disability income benefit under the provisions of this Plan if the Participant is eligible to receive monthly long-term disability benefits under the Company's long-term disability plan.

          (B) AMOUNT. The Participant shall be entitled to receive a monthly disability income benefit equal to fifty (50) percent of the Participant's Base Compensation, reduced by the sum of the amount of the monthly disability income benefit payable under the Company's long-term disability plan and the amount of any offsets to such disability income benefit amounts provided under the long-term disability plan. "Base Compensation" means base compensation as defined in the Company's long-term disability plan, as amended from time to time, except that for purposes of this Plan, such base compensation shall not be subject to any earnings limitation contained in such long-term disability plan.
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          (C)    COMMENCEMENT AND DURATION. Payment of monthly disability
                 income benefits under this Plan shall commence as of the first date of the Participant's eligibility to receive benefits as determined in 4.4(a) and shall continue to be paid as of the first day of each month thereafter unless and until long-term disability benefits are discontinued under the terms of the Company's long-term disability plan.

  4.5 FORFEITURE OF BENEFITS BECAUSE OF COMPETITION. Notwithstanding any provisions in this Section to the contrary, any Plan retirement benefits which are otherwise due or payable to a Participant under this Section 4 will be forfeited and discontinued if such Participant upon or after retirement enters into, or becomes associated with, any business, as a shareholder, employee, director, pro-prietor, consultant, partner or joint venturer, which is in direct competition with the business of the Company and its subsidiaries, unless such relationship is disclosed to, and approved by, the Chief Executive Officer of the Company.

                           SECTION 5.  DEATH BENEFIT

  5.1     PAYMENTS TO SURVIVING SPOUSE.
          (A) ELIGIBILITY. A Surviving Spouse shall be eligible to receive a monthly death benefit under the provisions of this Plan, upon the death, prior to the commencement of payments of benefits, of a Participant eligible to receive a retirement benefit under any of Subsections 4.1, 4.2, or 4.3 hereof.

          (B) AMOUNT. The monthly death benefit payable to an eligible Surviving Spouse shall be equal to fifty (50) percent of the Participant's benefit under the fifty (50) percent Joint and Survivor Annuity which the deceased Participant would have been eligible to receive if he had a termination of Service by normal, early or disability retirement the day prior to his death. In the event a Participant who has not attained age fifty-five (55) dies while in active employment, the Surviving Spouse's death benefit shall be determined by assuming the Participant would have been eligible for an early retirement benefit under Subsection 4.2 if he had a termination of Service on the day immediately prior to his death, regardless of his age.

          (C) COMMENCEMENT AND DURATION. Payment of monthly death benefits provided under this Plan shall commence as of the first day of the calendar month beginning no earlier than the month in which the Participant would have attained age fifty-five (55) and shall continue to be paid monthly thereafter as of the first day of each month for the remainder of the Surviving Spouse's life.
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                      SECTION 6.  OPTIONAL PAYMENT METHOD

  6.1 MARRIED PARTICIPANT'S PAYMENT FORM ELECTION. A married Participant who is eligible to receive any retirement benefits provided under Section 4 hereof may, prior to terminating Service, elect to have those benefits paid in the alternative form of a joint and survivor annuity which will continue monthly payments for life to his spouse equal to one hundred (100) percent of the actuarially reduced monthly amount paid to him during his lifetime. A married Participant's benefit may, pursuant to election, revert to the form of a benefit based on the Participant's life only, provided that the Participant's spouse consents to such election. The benefits payable to the Participant and his spouse under these alternative forms shall be actuarially equivalent to the value of the benefits that would have otherwise been payable to him under
Section 4 hereof. A Participant's election under this Section 6 must be filed in writing with the Administrator at least thirty (30) days prior to the date his monthly benefit payments are to commence under Section 4.

                       SECTION 7.  FINANCING OF BENEFITS

  7.1 CONTRACTUAL OBLIGATION. Subject to the provisions of Section 8.4 hereof, it is intended that the Company is under a contractual obligation to make the payments under this Plan while it is in effect. No benefits under this Plan shall be financed through a trust fund or insurance contracts or otherwise. Benefits shall be paid out of the general funds of the Company.

  7.2 UNSECURED GENERAL CREDITOR. Neither the Participant nor the Surviving Spouse shall have any interest whatsoever in any specific asset of the Company and its subsidiaries on account of any benefits provided under this Plan. The Participant's (or Surviving Spouse's) right to receive benefit payments under this Plan shall be no greater than the right of any unsecured general creditor of the Company and its subsidiaries.

                         SECTION 8.  MUTUAL AGREEMENTS

  8.1 NO VESTING. There shall be no vesting of any amount under this Plan and no obligations shall be owing or payable by the Company and its subsidiaries under this Plan, except as provided in Section 4 and 5, or Section 6 hereof, as applicable.

  8.2 NO GUARANTEE. Nothing herein shall be construed as conferring upon the Participant any greater rights to employment by the Company and its subsidiaries than he would otherwise have.

  8.3 LIABILITY. Neither the Company and any subsidiary thereof nor any shareholder, director, Officer or other employee of the Company or any other person shall be liable for any act or failure to act under the Plan, except for gross negligence or fraud.
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  8.4     AMENDMENT OR TERMINATION OF THE PLAN.  The Company, by action of the
Management Development and Compensation Committee, with the approval of the Board, reserves the right to amend, modify, terminate, or discontinue the Plan at any time; and such action shall be final, binding, and conclusive as to all parties, including any Participant, any Surviving Spouse thereof and all other Company or subsidiary employees and persons; provided, however, that any such Board action to terminate or discontinue the Plan or to change the monthly payment amount or the time and manner of payment thereof as then provided in the Plan shall not be effective and operative with respect to any participant or Surviving Spouse who has already commenced receipt of benefit payments under Sections 4, 5, or 6 hereof, as applicable, on the date of such Board action or with respect to any spouse to whom benefits under Section 6 hereof, as applicable, would be payable due to the subsequent death of any such Participant then receiving benefit payments.

  8.5 ASSIGNMENT OF RIGHTS. In no event shall the Company make any payment under this Plan to any assignee or creditor of the Participant or his Surviving Spouse. Prior to the time of a payment hereunder, the Participant or Surviving Spouse shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan.

  8.6 APPLICABLE LAW. This Plan is intended to constitute a plan which is unfunded and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and that except to the extent that ERISA applies to such plan, the laws of Illinois will apply. The plan shall be binding upon and inure to the benefit of the Participant and the Company and any successor company of the Company by way of merger, reorganization, acquisition, or sale by the Company of substantially all of its assets.

  8.7 WITHHOLDING OF TAXES. The Company may withhold from any monthly retirement benefit such sum as the Company may reasonably estimate is necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such monthly retirement benefit payment. Upon discharge or settlement of such tax liability, the Company shall distribute the balance of any monthly retirement benefit withheld, if any, to the Participant from whom the amount was withheld. If such Participant is deceased such amount shall be distributed to the beneficiary of the Participant from who it was withheld.

  8.8 OVERPAYMENT. If any monthly retirement payment shall be determined by the Company to have been excessive or improper and the Participant or his Surviving Spouse shall fail, upon Company request, to make repayment to the Company of such overpayment, the Company shall deduct the amount of such overpayment from future monthly retirement payments.
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  8.9     FACILITY OF PAYMENT.  Whenever a Participant or a Surviving Spouse
entitled to a monthly retirement benefit hereunder shall be determined to be under a legal disability or otherwise incapacitated in any way as so to be unable to manage his financial affairs, the following shall apply: The Company may direct that all or any portion of the monthly retirement payments to be made to such Participant or Surviving Spouse shall be made to such person's spouse, legal guardian or any other person, in any manner that the Company considers advisable. The decision of the Company shall, in each case, be final and binding upon all persons, and any payment made pursuant to this provision shall operate as a complete discharge of the obligations of the Company under the Plan.

  8.10 ACTION CONCLUSIVE. Any action or decision on eligibility for and payment of Plan benefits made by the Chief Executive Officer or the Administrator, pursuant to the provisions of this Plan will be final, binding and conclusive on the Participant, his or her spouse, or his or her beneficiary.





/s/ JOHN F. MOYNIHAN                     /s/ DANIEL T. BURNS
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Signature                                Signature

Assistant Secretary                      Vice President, General Counsel
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Title                                    Title

December 30, 1994                        December 30, 1994
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Date                                     Date